Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass / Brian Glaze Investor Relations (713) 625-8633

Stewart Reports Third Quarter 2024 Results

•	Total revenues of $667.9 million ($663.2 million on an adjusted basis) compared to $601.7 million ($603.7 million on an adjusted basis) in the prior year quarter

•	Net income of $30.1 million ($33.1 million on an adjusted basis) compared to $14.0 million ($23.9 million on an adjusted basis) in the prior year quarter

•	Diluted earnings per share of $1.07 ($1.17 on an adjusted basis) compared to prior year diluted EPS of $0.51 ($0.86 on an adjusted basis)

HOUSTON, October 23, 2024 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $30.1 million ($1.07 per diluted share) for the third quarter 2024, compared to $14.0 million ($0.51 per diluted share) for the third quarter 2023. On an adjusted basis, third quarter 2024 net income was $33.1 million ($1.17 per diluted share) compared to $23.9 million ($0.86 per diluted share) in the third quarter 2023. Pretax income before noncontrolling interests for the third quarter 2024 was $42.8 million ($46.8 million on an adjusted basis) compared to $27.1 million ($40.0 million on an adjusted basis) for the third quarter 2023.

Third quarter 2024 results included $4.7 million of pretax net realized and unrealized gains, while third quarter 2023 results included $1.9 million of pretax net realized and unrealized losses, both of which were primarily driven by net unrealized gains and losses, respectively, from fair value changes of equity securities investments in the title segment.

“We are proud of our third quarter results as they reflect continued progress on our journey. Strong topline performance in several lines of business resulted in improved third quarter results when compared to the same quarter last year, even as residential purchase market conditions remain difficult given macro-economic impacts,” commented Fred Eppinger, chief executive officer. “We remain focused on investing in ourselves to better the company and our customers and remain dedicated to prioritizing our pursuit of growth and margin improvement across all lines of business.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total revenues	667.9	601.7	1,824.5	1,675.2
Pretax income before noncontrolling interests	42.8	27.1	78.9	42.1
Income tax expense	(9.1)	(9.1)	(18.0)	(9.6)
Net income attributable to noncontrolling interests	(3.6)	(3.9)	(10.4)	(10.9)
Net income attributable to Stewart	30.1	14.0	50.6	21.6
Non-GAAP adjustments, after taxes*	3.0	9.9	12.3	27.7
Adjusted net income attributable to Stewart*	33.1	23.9	62.8	49.4
Pretax margin	6.4%	4.5%	4.3%	2.5%
Adjusted pretax margin*	7.1%	6.6%	5.3%	4.7%
Net income per diluted Stewart share	1.07	0.51	1.80	0.79
Adjusted net income per diluted Stewart share*	1.17	0.86	2.24	1.80

* Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended September 30,
	2024	2023	% Change
Operating revenues	553.3	522.1	6%
Investment income	13.6	13.4	2%
Net realized and unrealized gains (losses)	4.8	(1.8)	361%
Pretax income	45.0	35.4	27%
Non-GAAP adjustments to pretax income*	(1.6)	6.6
Adjusted pretax income*	43.4	42.0	3%
Pretax margin	7.9%	6.6%
Adjusted pretax margin*	7.7%	7.8%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the third quarter 2024 increased $31.2 million, or 6 percent, primarily driven by higher revenues from our domestic commercial and agency title operations, while total segment operating expenses increased $28.4 million, or 6 percent, compared to the third quarter 2023. Agency retention expenses in the third quarter 2024 increased $15.0 million, or 7 percent, primarily resulting from $16.8 million (6 percent) higher gross agency revenues compared to the third quarter 2023.

Total title segment employee costs and other operating expenses increased by $14.6 million, or 6 percent, in the third quarter 2024 compared to the prior year quarter, primarily due to higher outside search and incentive compensation expenses related to higher commercial revenues. As a percentage of operating revenues, these expenses were 47.4 percent in both third quarters of 2024 and 2023. Title loss expense in the third quarter 2024 decreased $1.0 million, or 4 percent, primarily due to an overall favorable claim experience compared to the prior year quarter. As a percentage of title revenues, title loss expense was 3.8 percent for the third quarter 2024 compared to 4.3 percent in the third quarter 2023.

In addition to the net realized and unrealized losses and gains presented above, non-GAAP adjustments to the title segment’s pretax income for the third quarters 2024 and 2023 included $3.2 million and $4.8 million, respectively, of total acquisition intangible asset amortization and other expenses (refer to Appendix A).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended September 30,
	2024	2023	% Change (Rounded)
Non-commercial:
Domestic	168.2	167.6	0%
International	29.0	29.1	0%
	197.2	196.7	0%
Commercial:
Domestic	67.4	51.9	30%
International	6.1	7.8	(22%)
	73.5	59.7	23%
Total direct title revenues	270.7	256.4	6%

Total non-commercial domestic revenues in the third quarter 2024 were comparable to the prior year quarter, primarily due to the higher average fee per file offsetting the slightly lower total non-commercial domestic transactions in the third quarter 2024. Domestic commercial revenues in the third quarter 2024 increased $15.5 million, or 30 percent, due to a higher average transaction size and a 4 percent improvement in commercial transactions closed compared to the third quarter 2023. Third quarter 2024 average domestic commercial fee per file was $17,700, which was 25 percent higher compared to $14,200 from the prior year quarter, while average residential fee per file was $3,000, a 2 percent improvement compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended September 30,
	2024	2023	% Change
Operating revenues	96.3	68.2	41%
Pretax income	7.4	2.6	181%
Non-GAAP adjustments to pretax income*	5.5	6.3
Adjusted pretax income*	12.9	8.9	45%
Pretax margin	7.7%	3.8%
Adjusted pretax margin*	13.4%	13.0%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues in the third quarter 2024 increased $28.2 million, or 41 percent, compared to the prior year quarter, primarily due to improved revenues from our credit information and valuation services. On a combined basis, segment employee costs and other operating expenses in the third quarter 2024 increased $24.2 million, or 41 percent, in line with the higher operating revenues. Non-GAAP adjustments to pretax income shown in the schedule above were related to acquisition intangible asset amortization expenses.

Corporate and Other Segment

The segment’s results were primarily driven by net expenses attributable to corporate operations, which decreased to $9.5 million in the third quarter 2024, compared to $10.8 million in the third quarter 2023, primarily due to a prior acquisition-related settlement expense in the third quarter 2023.

Expenses

Consolidated employee costs in the third quarter 2024 increased $12.4 million, or 7 percent, compared to the prior year quarter, primarily driven by increased incentive compensation on higher title and real estate solutions revenues. As a percentage of total operating revenues, employee costs improved to 29.8 percent in the third quarter 2024 compared to 30.7 percent in the third quarter 2023.

Consolidated other operating expenses in the third quarter 2024 increased $25.2 million, or 19 percent, primarily driven by higher service expenses and outside search fees related to higher revenues from real estate solutions and commercial title operations, respectively, compared to the third quarter 2023. As a percentage of total operating revenues, total other operating expenses for the third quarter 2024 increased to 24.0 percent compared to 22.1 percent in the prior year quarter, primarily due to increased real estate solutions service expenses.

Other

Net cash provided by operations in the third quarter 2024 was $76.1 million compared to $59.5 million in the third quarter 2023, primarily driven by increased consolidated net income in the third quarter 2024.

Third quarter Earnings Call

Stewart will hold a conference call to discuss the third quarter 2024 earnings at 8:30 a.m. Eastern Time on Thursday, October 24, 2024. To participate, dial (800) 343-5172 (USA) or (203) 518-9856 (International) - access code STCQ324. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on October 24, 2024 until midnight on October 31, 2024 by dialing (800) 839-5634 (USA) or (402) 220-2560 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “foresee” or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; our ability to manage risks associated with potential cybersecurity or other privacy or data security breaches; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Title revenues:
Direct operations	270,706	256,377	736,774	722,242
Agency operations	282,549	265,700	764,081	723,476
Real estate solutions	96,346	68,190	271,561	202,169
Total operating revenues	649,601	590,267	1,772,416	1,647,887
Investment income	13,626	13,393	40,833	32,114
Net realized and unrealized gains (losses)	4,714	(1,946)	11,238	(4,829)
	667,941	601,714	1,824,487	1,675,172
Expenses:
Amounts retained by agencies	233,980	218,983	634,083	596,498
Employee costs	193,862	181,493	545,987	534,710
Other operating expenses	155,646	130,455	444,890	380,530
Title losses and related claims	21,282	22,251	59,754	59,727
Depreciation and amortization	15,480	16,414	46,062	46,848
Interest	4,899	5,054	14,768	14,777
	625,149	574,650	1,745,544	1,633,090
Income before taxes and noncontrolling interests	42,792	27,064	78,943	42,082
Income tax expense	(9,123)	(9,134)	(17,999)	(9,588)
Net income	33,669	17,930	60,944	32,494
Less net income attributable to noncontrolling interests	3,573	3,931	10,375	10,870
Net income attributable to Stewart	30,096	13,999	50,569	21,624

Net earnings per diluted share attributable to Stewart	1.07	0.51	1.80	0.79
Diluted average shares outstanding (000)	28,200	27,650	28,069	27,445

Selected financial information:
Net cash provided by operations	76,121	59,533	67,656	43,578
Other comprehensive income (loss)	18,259	(13,295)	10,911	(7,278)

Third Quarter Domestic Order Counts:
Opened Orders 2024:	July	August	Sept	Total	Closed Orders 2024:	July	August	Sept	Total
Commercial	1,111	1,273	1,281	3,665	Commercial	1,140	1,318	1,336	3,794
Purchase	17,796	16,403	15,259	49,458	Purchase	12,382	12,217	10,991	35,590
Refinancing	6,017	7,077	7,826	20,920	Refinancing	3,617	4,016	4,133	11,766
Other	3,621	3,129	6,671	13,421	Other	4,304	2,142	1,779	8,225
Total	28,545	27,882	31,037	87,464	Total	21,443	19,693	18,239	59,375

Opened Orders 2023:	July	August	Sept	Total	Closed Orders 2023:	July	August	Sept	Total
Commercial	913	1,208	1,199	3,320	Commercial	1,036	1,320	1,305	3,661
Purchase	17,446	19,674	16,386	53,506	Purchase	13,006	14,200	12,697	39,903
Refinancing	5,077	5,807	5,148	16,032	Refinancing	3,367	3,778	3,252	10,397
Other	2,976	3,161	2,493	8,630	Other	2,891	1,187	2,269	6,347
Total	26,191	29,850	25,226	81,267	Total	20,300	20,485	19,523	60,308

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets:
Cash and cash equivalents	183,772	233,365
Short-term investments	44,911	39,023
Investments in debt and equity securities, at fair value	688,661	679,936
Receivables – premiums from agencies	40,730	38,676
Receivables – other	120,457	93,811
Allowance for uncollectible amounts	(8,851)	(7,583)
Property and equipment, net	90,036	82,335
Operating lease assets, net	105,510	115,879
Title plants	76,028	73,359
Goodwill	1,080,681	1,072,129
Intangible assets, net of amortization	175,166	193,196
Deferred tax assets	3,749	3,776
Other assets	128,720	84,959
	2,729,570	2,702,861
Liabilities:
Notes payable	445,704	445,290
Accounts payable and accrued liabilities	196,670	190,054
Operating lease liabilities	122,788	135,654
Estimated title losses	517,592	528,269
Deferred tax liabilities	32,481	25,045
	1,315,235	1,324,312
Stockholders’ equity:
Common Stock and additional paid-in capital	353,172	338,451
Retained earnings	1,080,879	1,070,841
Accumulated other comprehensive loss	(24,304)	(35,215)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,407,081	1,371,411
Noncontrolling interests	7,254	7,138
Total stockholders’ equity	1,414,335	1,378,549
	2,729,570	2,702,861

Number of shares outstanding (000)	27,714	27,370
Book value per share	50.77	50.11

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	September 30, 2024				September 30, 2023
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	553,255	96,346	-	649,601	522,077	68,190	-	590,267
Investment income	13,588	38	-	13,626	13,368	25	-	13,393
Net realized and unrealized gains (losses)	4,757	-	(43)	4,714	(1,821)	-	(125)	(1,946)
	571,600	96,384	(43)	667,941	533,624	68,215	(125)	601,714
Expenses:
Amounts retained by agencies	233,980	-	-	233,980	218,983	-	-	218,983
Employee costs	176,225	14,104	3,533	193,862	165,829	12,361	3,303	181,493
Other operating expenses	85,853	68,634	1,159	155,646	81,625	46,217	2,613	130,455
Title losses and related claims	21,282	-	-	21,282	22,251	-	-	22,251
Depreciation and amortization	8,860	6,264	356	15,480	9,196	6,820	398	16,414
Interest	406	-	4,493	4,899	355	191	4,508	5,054
	526,606	89,002	9,541	625,149	498,239	65,589	10,822	574,650
Income (loss) before taxes	44,994	7,382	(9,584)	42,792	35,385	2,626	(10,947)	27,064

Nine Months Ended:	September 30, 2024				September 30, 2023
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	1,500,855	271,561	-	1,772,416	1,445,718	202,169	-	1,647,887
Investment income	40,746	87	-	40,833	32,033	81	-	32,114
Net realized and unrealized gains (losses)	11,387	-	(149)	11,238	(1,658)	-	(3,171)	(4,829)
	1,552,988	271,648	(149)	1,824,487	1,476,093	202,250	(3,171)	1,675,172
Expenses:
Amounts retained by agencies	634,083	-	-	634,083	596,498	-	-	596,498
Employee costs	495,943	39,904	10,140	545,987	485,690	37,333	11,687	534,710
Other operating expenses	247,371	193,703	3,816	444,890	236,752	138,052	5,726	380,530
Title losses and related claims	59,754	-	-	59,754	59,727	-	-	59,727
Depreciation and amortization	26,126	18,803	1,133	46,062	26,182	19,401	1,265	46,848
Interest	1,165	7	13,596	14,768	1,063	191	13,523	14,777
	1,464,442	252,417	28,685	1,745,544	1,405,912	194,977	32,201	1,633,090
Income (loss) before taxes	88,546	19,231	(28,834)	78,943	70,181	7,273	(35,372)	42,082

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, office closure costs, executive severance expenses, and nonrecurring expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and nine months ended September 30, 2024 and 2023 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Chg	2024	2023	% Chg
Total revenues	667.9	601.7	11%	1,824.5	1,675.2	9%
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(4.7)	1.9		(11.2)	4.8
Adjusted total revenues	663.2	603.7	10%	1,813.2	1,680.0	8%

Pretax income	42.8	27.1	58%	78.9	42.1	88%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(4.7)	1.9		(11.2)	4.8
Acquired intangible asset amortization	8.3	9.6		25.1	27.3
Office closure costs	0.3	1.4		2.0	1.4
Executive severance expenses	0.1	-		0.7	1.7
State sales tax assessment expense	-	-		-	1.2
Adjusted pretax income	46.8	40.0	17%	95.5	78.6	22%
GAAP pretax margin	6.4%	4.5%		4.3%	2.5%
Adjusted pretax margin	7.1%	6.6%		5.3%	4.7%

Net income attributable to Stewart	30.1	14.0	115%	50.6	21.6	134%
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	(4.7)	1.9		(11.2)	4.8
Acquired intangible asset amortization	8.3	9.6		25.1	27.6
Office closure costs	0.3	1.4		2.0	1.4
Executive severance expenses	0.1	-		0.7	1.7
State sales tax assessment expense	-	-		-	1.2
Net tax effects of non-GAAP adjustments	(1.0)	(3.1)		(4.3)	(8.8)
Non-GAAP adjustments, after taxes	3.0	9.9		12.3	27.7
Adjusted net income attributable to Stewart	33.1	23.9	39%	62.8	49.4	27%

Diluted average shares outstanding (000)	28,200	27,650		28,069	27,445
GAAP net income per share	1.07	0.51		1.80	0.79
Adjusted net income per share	1.17	0.86		2.24	1.80

	Quarter Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Chg	2024	2023	% Chg
Title Segment:

Total revenues	571.6	533.6	7%	1,553.0	1,476.1	5%
Net realized and unrealized (gains) losses	(4.8)	1.8		(11.4)	1.7
Adjusted total revenues	566.8	535.4	6%	1,541.6	1,477.8	4%

Pretax income	45.0	35.4	27%	88.5	70.2	26%
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(4.8)	1.8		(11.4)	1.7
Acquired intangible asset amortization	2.8	3.4		8.5	9.4
Office closure costs	0.3	1.4		2.0	1.4
Severance expenses	0.1	-		0.7	0.4
Adjusted pretax income	43.4	42.0	3%	88.3	83.1	6%
GAAP pretax margin	7.9%	6.6%		5.7%	4.8%
Adjusted pretax margin	7.7%	7.8%		5.7%	5.6%

Real Estate Solutions Segment:

Total revenues	96.4	68.2	41%	271.6	202.3	34%
Pretax income	7.4	2.6	181%	19.2	7.3	164%
Non-GAAP revenue adjustments:
Acquired intangible asset amortization	5.5	6.3		16.6	17.9
State sales tax assessment expense	-	-		-	1.2
Adjusted pretax income	12.9	8.9	45%	35.9	26.4	36%
GAAP pretax margin	7.7%	3.8%		7.1%	3.6%
Adjusted pretax margin	13.4%	13.0%		13.2%	13.0%